UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Medgenics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	99-0217544
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

435 Devon Park Drive, Suite 715 Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Registration Statement on Form 8-A is being filed by Medgenics, Inc., a Delaware corporation (the “Registrant”), in connection with the registration of its Common Stock, par value $0.0001 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of its Common Stock to the Nasdaq Global Market of The Nasdaq Stock Market LLC. The Common Stock had previously been registered and listed on the NYSE MKT under Section 12(b) of the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Stock to be registered see the section titled “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 26, 2016 and incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Medgenics, Inc.

By:	/s/ Brian D. Piper
Name:	Brian D. Piper
Title:	Chief Financial Officer

Date: October 20, 2016

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